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                                                                  EXHIBIT 10.6.7

                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of APRIL 1, 1995, is between MDT TECHNIONIC COMPANY, a Delaware corporation ("Employer") and RICHARD G. KINSEY ("Employee").

          WHEREAS, Employer and Employee desire to enter into an agreement setting forth the terms and conditions upon which Employee shall be employed by Employer;


                                  WITNESSETH:

     That in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

          1.   Employment and Term.

               (a) Employer hereby employs Employee and Employee hereby accepts employment with and agrees to serve Employer, in the capacities and subject to and upon the terms and conditions hereinafter set forth.

               (b) The term of Employee's employment hereunder shall be the three-year period commencing on APRIL 1, 1995 and ending on MARCH 31, 1998, subject to termination as provided in Paragraph 10 hereof. Notwithstanding the foregoing, (i) on the second anniversary of this Agreement, the term hereof shall automatically be extended for an additional two years, and
     (ii) thereafter, when only two years of the term, as extended pursuant to clause (i) or (ii) hereof, shall remain, the term hereof shall again be extended for an additional year, such extensions continuing from year to year in the same manner; provided, however, in each case that the term shall not be extended, if prior to the date of such extension, Employer's Board of Directors gives notice to Employee or Employee gives notice to Employer's Board of Directors that the term shall not be so extended.

          (c) Upon the occurrence of a change in control, as hereinafter defined, notwithstanding the portion of the term hereof otherwise remaining outstanding, the term hereof shall automatically be reinstated as a period of four years, commencing upon the date of such change in control. A "change in control" for purposes of the preceding sentence shall mean (i) without prior approval of the Board of Directors of Employer, a single entity or group of affiliated entities acquires more than 50% of the voting stock of Employer issued and outstanding immediately prior to such acquisition; (ii) the Board of Directors of Employer approves an unsolicited bid by a single entity or group of affiliated entities to acquire more than 50% of the voting stock of Employer issued and
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     outstanding immediately prior to the approval of such acquisition, and such acquisition is consummated; (iii) the stockholders of Employer approve the consummation of any merger of Employer or any sale or other disposition of all or substantially all of its assets, if the stockholders of Employer immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iv) a change in the majority of the Board of Directors of Employer during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

               (d) Upon the sale or divestiture of MDT Technionic Company, notwithstanding the portion of the term hereof otherwise remaining outstanding, the term hereof shall automatically be reinstated as a period of four years, commencing upon the date of such sale or divestiture.

          2.   Duties.

               (a) Employer agrees to employ Employee as PRESIDENT with responsibility for the duties normally associated with such executive position, and for such other executive duties as the Employer's Board of Directors shall assign to him from time to time, subject at all times to the direction of Employer's Board of Directors.

               (b) Employee agrees that so long as this Agreement continues in effect, he shall devote his full business time and energies to the business and affairs of Employer; use his best efforts, skills and abilities to promote the interests of Employer; and faithfully perform the duties described herein and such other executive duties as the Employer's Board of Directors shall assign to him from time to time.

          3. Covenant. Employee covenants and agrees that during the term of this Agreement, he will not, directly or indirectly, either as owner, partner, stockholder, broker, dealer, agent, employee or otherwise, engage in any other business activity for gain or profit or other pecuniary advantage; provided, however, that this paragraph shall not limit or restrict Employee's rights to serve on the boards of directors of noncompeting companies or to make and have personal investments in such form or manner as will not require his active services in the daily operations of the businesses in which such investments are made.

          4.   Compensation.

               (a) Employer shall pay Employee, and Employee hereby agrees to accept, as partial compensation for all services rendered hereunder, an annual salary of not less than

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     $132,500, payable in semi-monthly installments and subject to such deductions and withholdings as are required to be made pursuant to applicable governmental laws, rules and regulations.

               (b) Employee shall be entitled to management incentive compensation in an amount equivalent to THIRTY-FIVE PERCENT (35%) of his annual salary, subject to the criteria detailed in the provisions of Employer's Management Incentive Compensation Plan.

               (c) Employer shall also provide Employee with such health care benefits, disability insurance and term life insurance as Employer provides for its executive employees generally in amounts determined by and appropriately adjusted for his compensation, length of service and other such relevant criteria, subject to Employee's satisfaction of any eligibility criteria for such insurance.

               (d)  Employee shall be entitled to annual vacation time of four
     (4) weeks duration (unless under Employer's vacation policy, he is entitled to additional vacation time because of his length of service with the Company), during which time his compensation shall be paid in full.

               (e) Employee shall be entitled to benefits under Employer's Retirement Plan, as amended, Supplemental Executive Retirement Plan, as amended, and the Post-Retirement Medical Insurance Plan in amounts determined by and appropriately adjusted for compensation, length of service and other such relevant criteria.

          5. Expenses. Employer agrees to pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in connection with the performance of his services under this Agreement, upon presentation of such reasonably detailed expense statements, vouchers or other supporting information, as it may from time to time request.

          6. Confidentiality. Employee recognizes and acknowledges that during his employment by Employer pursuant to this Agreement he may have access to or may obtain information of a secret, special and unique value to Employer concerning customers, customer lists, processes, technologies, products, formulas, devices, designs, inventions, discoveries, plans, strategies and methods of operation (collectively and individually "Confidential Information"). Employee further recognizes and acknowledges that all Confidential Information which is now or may hereafter be in his possession is the property of Employer and that protection of this Confidential Information against unauthorized disclosure or use is of critical importance to Employer in order to protect Employer from unfair competition. Employee therefore agrees that he will not at any time, either while employed by

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Employer or afterwards, without the prior written consent of the Board of
Directors of Employer, make any independent use of such Confidential Information, or knowingly disclose the same, directly or indirectly, to any other person, firm, corporation or other entity, for any reason or purpose whatsoever, except to professional advisors of Employer or others who have a business relationship with Employer and who, in Employee's judgment, have a business need to know (e.g. advisory board members), and except on advice of counsel during testimony under subpoena in any court or before any administrative agency having jurisdiction or during any authorized governmental inquiry or investigation, provided that Employee shall cooperate with Employer in taking all reasonable and appropriate steps to assure the protection of such Confidential Information from unauthorized use or disclosure outside of such action, proceeding, inquiry or investigation, or except to the extent that any such Confidential Information shall be in the public domain other than by reason of Employee's breach of this Paragraph 6.


          7. Ideas and Inventions. Employee shall disclose promptly and thereafter turn over to Employer any and all concepts and ideas for inventions, improvements, programs, systems, novel techniques, copyrightable materials and other valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment, on the time or property of Employer or otherwise, and which are related to the business or activities of Employer or which Employee conceives as a result of his employment by Employer. Employee hereby assigns and agrees to assign to Employer or its nominee all his interests in any of the foregoing. Whenever requested to do so by Employer, Employee shall execute any and all patent applications, assignments or other transfer instruments which Employer shall deem necessary to apply for and obtain Letters of Patent of the United States or any foreign country or other applicable trade secret protection or to otherwise confirm and protect Employer's interest in and ownership of all such inventions, improvements, programs, systems, novel techniques, copyrightable materials and other discoveries.

          8. Restrictive Covenant. Employee acknowledges that he is a key executive and that the services to be rendered hereunder are of a critical nature to the continued success of Employer. In view of the value to Employer of the services of Employee for which Employer has contracted hereunder, and in recognition of Employer's obligations hereunder, Employee covenants and agrees as follows:

               (a) During Employee's employment hereunder, and for a period of two (2) years after he ceases to be employed by Employer by reason of Employee's resignation or termination for cause, Employee shall not, directly or indirectly, as employee, consultant, officer, director, partner, or stockholder, solicit business for any person, firm or entity

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     engaged primarily in developing, manufacturing and marketing medical or dental sterility assurance systems and examining and operatory equipment, or in any other business in which Employer, from time to time, shall be engaged in those cities or counties of the United States in which Employer shall then be transacting business, from any client, customer or account of Employer, or attempt to convert said persons or entities to other methods of using the same or similar products or services as provided by Employer. Notwithstanding the fore-going, in the event of a "change in control", as defined in Paragraph 1 hereof, the foregoing restriction shall apply only with respect to the business in which MDT Corporation is engaged, the cities or counties of the United States in which MDT Corporation transacted business and the products or services provided by MDT Corporation immediately prior to such change in control.

               (b) During Employee's employment hereunder, and for a period of two (2) years after he ceases to be employed by Employer by reason of Employee's resignation or termination for cause, Employee shall not, directly or indirectly, as employee, consultant, officer, director, partner, or stockholder, engage in developing, manufacturing and marketing medical or dental sterility assurance systems and examining and operatory equipment or in any other business in which Employer, from time to time, shall be engaged, in those cities or counties of the United States in which Employer shall then be transacting business. Notwithstanding the foregoing in the event of a "change in control", as defined in Paragraph 1 hereof, the foregoing restriction shall apply only with respect to the business in which MDT Corporation is engaged and the cities or counties of the United States in which MDT Corporation transacted business and the products or services provided by MDT Corporation immediately prior to such change in control.

               (c) During Employee's employment hereunder, and for a period of two (2) years after he ceases to be employed by Employer by reason of Employee's resignation or termination for cause, Employee shall not, directly or indirectly, solicit for employment or employ any employee of Employer.

               (d) Subparagraphs (a), (b) and (c) shall not apply in the event the Employee resigns within one year following a "change in control", as defined in Paragraph 1 hereof, that was not previously approved by the Board of Directors of Employer.

          As used herein, the term transacting business within "those cities and counties" includes the carrying on of a business which may be located elsewhere but which involves sales or any activity within the stipulated city or county. The covenants contained in this paragraph shall be deemed to be a series of

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separate covenants, for each city and county of each state where Employer is carrying on such business. If in any judicial proceeding a court shall refuse to enforce all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceed ings.

          9. Relief. It is recognized that in the event of Employee's breach of Paragraphs 6, 7, or 8, the damages resulting from such breach would be difficult, if not impossible to ascer-tain, and that Employer would be subject to irreparable injury therefrom. It is, therefore, agreed that Employer, in addition to and without limiting any other remedy or right it may have, shall be entitled to such equitable and injunctive relief as may be available to restrain Employee from violation of any of said covenants, such right to injunctive and equitable relief, however, to be cumulative and in addition to whatever other remedies Employer may have in the premises, including the recovery of consequential but not punitive damages from Employee.

          10.  Termination.

               (a) This Agreement and the employment of Employee hereunder shall terminate upon the occurrence of the first to occur of the following events or conditions:

                    (i) the expiration of the term specified in Paragraph 1 hereof.

                   (ii)  the death of Employee.

                  (iii) the incapacity of Employee for a period of six consecutive months to perform his duties hereunder.

                   (iv) the election of the Board of Directors of Employer to terminate Employee's employment for "cause", which shall mean a determination by the Board of Directors of Employer in the exercise of its sole discretion, that there has been fraud, misappropriation, embezzlement, gross and continuing inattention to duty, or a substantial breach of this Agreement by Employee.

                    (v) the election of the Board of Directors of Employer to terminate Employee's employment upon the entry of any final non appealable order for relief in respect of Employee under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or similar law of any jurisdiction now or hereafter in effect if, in the good faith determination of the Board of Directors, such entry of a final, non appealable order for relief

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          resulted from the willful neglect, financial irresponsibility or moral turpitude of Employee.

                   (vi) Employee's conviction of a crime involving moral turpitude.

               (b)  Any termination of this Agreement pursuant to clauses (i) or
     (ii) of Subparagraph (a) of this Paragraph 10 shall be effective on the expiration date of this Agreement or the date of death, as the case may be. Any termination pursuant to clauses (iii), (iv), (v) or (vi) of Subparagraph (a) of this Paragraph 10 shall be effective immediately upon delivery of notice of termination to Employee.

               (c) Upon the expiration or earlier termination of this Agreement by Employee or by Employer pursuant to Subparagraph (a) of this Paragraph 10, other than in connection with a "change in control", as such term is defined in Paragraph 1 of this Agreement, Employer's sole obligation shall be to pay Employee or his estate any compensation remaining unpaid through the effective date of termination. In the case of the death of Employee, however, Employer's obligation shall be to pay Employee's designated beneficiary or estate the Employee's salary in effect at the time of his death, in semi-monthly installments, and to provide Employee's designated beneficiary healthcare benefits on the same basis as an active employee for 180 days; to pay the management incentive compensation to which the Employee would otherwise have been entitled for the fiscal year in which death occurs; and to pay to his designated beneficiary or estate the life insurance, retirement and supplementary retirement benefits to which they are entitled within 180 days. Upon the termination of this Agreement by Employer without cause, other than in connection with a "change in control," as such term is defined in Paragraph 1 of this Agreement, and as the sole and exclusive remedy against Employer for the exercise of its right under this Agreement to terminate this Agreement without cause, Employer's sole obligation shall be to pay Employee the salary in effect at the time of his termination, in semi-monthly installments, to continue his participation in the Management Incentive Compensation Plan, to provide healthcare and life insurance benefits and to continue his participation in the Retirement Plan, as amended, and the Supplemental Executive Retirement Plan, as amended, on the same basis as an active employee for the remaining term of this Agreement, without any further extensions of such term; provided, however, that the amount of salary shall be reduced by the salary Employee earns from reasonably comparable employment with another employer; and provided further that Employer's obligation to continue healthcare and life insurance benefits shall end when Employee is covered under reasonably comparable benefit plans provided by another employer. Upon the termination of this Agreement by Employer without cause in

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     connection with a "change in control," as such term is defined in Paragraph
     1 of this Agreement, and as the sole and exclusive remedy against Employer for the exercise of its right under this Agreement to terminate this Agreement without cause, Employer's sole obligation shall be to pay
     Employee a lump sum, undiscounted cash payment equal to the compensation payable through the remaining term of this Agreement, as such term was reinstated under Paragraph 1, to continue his participation in the Management Incentive Compensation Plan, to provide healthcare and life insurance benefits and to continue his participation in the Retirement
     Plan, as amended, and the Supplemental Executive Retirement Plan, as amended, on the same basis as an active employee for the remaining term of this Agreement, as such term was reinstated under Paragraph 1, without any further extensions of such term; provided, however, that Employer's obligation to continue healthcare and life insurance benefits shall end when Employee is covered under reasonably comparable benefit plans provided by another employer. The resignation of Employee in response to a demand by Employer for the relocation of Employee outside of the United States shall be deemed a termination by Employer without cause for purposes of this Agreement.

               (d) The respective rights and obligations of Employer and Employee pursuant to Paragraphs 6, 7, 8 and 9 hereof, shall survive the expiration or earlier termination of this Agreement.

          11. Bonding. Employer may apply for and maintain fidelity bonds or similar insurance with respect to the acts and omissions of Employee. Employee agrees to take such steps and perform such acts as shall be necessary to assist Employer in obtaining or maintaining in effect such bonds or insurance, including the completion of the required applications and questionnaires, the furnishing of any required references, and consenting, upon request, to any required background, financial or other investigations. Any such required information will be treated as confidential and will be returned promptly after the completion of such investigations.

          12. Persons Bound. This Agreement shall inure to the benefit of and be binding upon Employee, his legal representatives and testate or intestate distributees, and Employer, its successors and assigns. This Agreement may not be assigned by Employee.

          13. Notices. Any notice or request required or permitted under this Agreement shall be in writing and given or made by hand delivery or registered or certified mail, return receipt requested, addressed to Employer or to Employee at Employer's then principal place of business, with a copy to Employee at his home address, as set forth on the records of Employer, or to either party hereto at such other address or

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addresses as such party may from time to time specify for the purpose in a notice similarly given to the other party.

          14. No Waiver or Modification. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same of any other term or condition. No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the other party against whom such waiver or modification is to be enforced.

          15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said State.

          16. Disputes. In the event that any suit or other proceeding shall be brought by Employer or Employee in respect of an alleged breach by or default in the performance of the other party hereto, the successful party in such suit or proceeding (on the merits or otherwise) shall be entitled to reimbursement of all reasonable expenses and charges incurred by it or him in connection with the defense or prosecution of such suit or proceeding, including but not limited to the reasonable fees and expenses of counsel retained by such party.

          17. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between Employer and Employee. No representation, condition, provision or term related to or connected with this Agreement exists except as specifically set forth herein.

          18. Employee's Warranty. Employee represents and warrants to Employer that he is not bound by any agreement or subject to any restriction which would interfere with or prevent his entering into and carrying out this Agreement.

          19. Severability. The invalidity of all or any part of any paragraph or subparagraph of this Agreement shall not render invalid the remainder of this Agreement or of any such paragraph or subparagraph.

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          IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first written above.

                                           "EMPLOYER"
                                           MDT TECHNIONIC COMPANY

                                           By:  /s/ J. Miles Branagan
                                              ----------------------------
                                           Its: Chairman


                                           "EMPLOYEE"
                                           RICHARD G. KINSEY


                                            /s/ Richard G. Kinsey
                                           -------------------------------

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